Exhibit 99.1

HCW Biologics Regains Compliance with All Continued Listing Rules for Nasdaq

Per Nasdaq Determination Letter

Miramar, FL – March 2, 2026 – HCW Biologics Inc. (the “Company” or “HCW Biologics”) (Nasdaq: HCWB), a clinical-stage biopharmaceutical company focused on discovering and developing novel immunotherapies to lengthen healthspan by disrupting the link between inflammation and disease, today reported that, on February 26, 2026, the Nasdaq Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq” or the “Exchange”) found that the Company regained compliance with all continued listing rules of The Nasdaq Capital Market.

Dr. Hing C. Wong, the Company’s Founder and CEO, stated “We appreciate the discretion of the Nasdaq Panel to provide us with the time we needed to regain compliance with the Equity Rule. Regaining compliance allows us to continue to access the public markets for capital we need to advance our first-in-class immunotherapeutic drugs that we believe will transform the way we treat autoimmune diseases, cancer and other senescence-associated diseases.”

About HCW Biologics:

HCW Biologics Inc. (NASDAQ: HCWB) is a clinical-stage biopharmaceutical company developing proprietary immunotherapies to treat diseases promoted by chronic inflammation, especially age-related and senescence-associated diseases. The Company’s immunotherapeutics represent a new class of drug that it believes have the potential to fundamentally change the treatment of cancer and many other diseases and conditions that are promoted by chronic inflammation — and in doing so, improve patients’ quality of life and possibly extend longevity. Chronic inflammation, including inflammaging, is believed to be a significant contributing factor to the cause for senescence-associated diseases and conditions that diminish healthspan, including many types of cancer, autoimmune diseases, and neurodegenerative diseases, as well as indications that impact quality-of-life that are not life-threatening. The Company lead product candidate for its autoimmune program is HCW9302, subcutaneously injectable, first-in-kind interleukin-2 (“IL-2”) fusion molecule with a tissue-factor scaffold that was constructed using the Company’s TOBI™ platform technology. HCW9302 is currently being evaluated in a Phase 1 clinical study in patients with alopecia areata, which initiated in November 2025 (NCT07049328). The

Company has identified two preclinical lead product candidates for internal development constructed with its proprietary TRBC drug discovery and development platform, constructed with a protein-based scaffold. HCW11-018b (“Big BiTE”) is a tetra-valent T-cell engager designed to address shortfalls of bi-specific T-cell engagers (BiTE) related to manufacturability, safety profile, and ability to treat a wide spectrum of solid tumors. HCW11-040 is a pembrolizumab-based, tetra-valent immune checkpoint inhibitor. To improve efficacy, HCW11-040 is equipped with other moieties in addition to pembrolizumab which neutralizes the immunosuppressive cytokine, TGF-β, and activates effector immune cell responses. A key aspect of the Company’s clinical development and financing strategy is to focus on its business development programs. To date, the Company has entered two licensing agreements in which it has licensed exclusive, worldwide rights for some of its proprietary molecules. See the Company Pipeline at https://hcwbiologics.com/pipeline/

Forward-Looking Statements:

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words and include, the Company’s ability to improve or extend healthspan; to extend longevity; to develop new immunotherapeutic treatments for chronic inflammation and age-related diseases; to develop treatments with its drug discovery platforms; the Company’s ability to execute its compliance plan and regain compliance with Nasdaq continued listing requirements; and the Company’s ability to raise additional funds. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company’s current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. The Company’s actual results may differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties that are described in the section titled “Risk Factors” in the Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 28, 2025, the latest Quarterly Report on Form 10-Q filed with the SEC on November 14, 2025, and in other filings filed from time to time with the SEC.

Company Contact:

Rebecca Byam

Chief Financial Officer

HCW Biologics Inc.

RebeccaByam@hcwbiologics.com